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                                   EXHIBIT A
                  AGREEMENT CONCERNING FILING OF SCHEDULE 13D

     First Reserve Secured Energy Assets Fund, Limited Partnership, a Delaware limited partnership ("FRSEA"), First Reserve Fund V, Limited Partnership, a Delaware limited partnership ("Fund V"), and First Reserve Corporation, a Delaware Corporation ("First Reserve"), pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, hereby agree to the joint filing with the other Reporting Parties on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock, without par value, of Hugoton Energy Corporation and that this agreement be included as an exhibit to such joint filing.

     FRSEA, Fund V and First Reserve separately acknowledge that they are each responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerned them contained therein. No party to this Agreement is responsible for the completeness or accuracy of the information concerning the other parties, unless such party knows or has reason to believe that such information is inaccurate.

     This agreement may be executed in any number of counterparts all of which taken together such constitute on and the same instrument.

     Dated as of April 18, 1997.

                                          First Reserve Secured Energy Assets
                                          Fund Limited Partnership, a Delaware
                                          limited Partnership

                                          By:  First Reserve Corporation, a
                                               Delaware corporation, a
                                               managing general partner

                                          /s/ David H. Kennedy
                                          Name: David H. Kennedy
                                          Title:  Managing Director and Director

                                          First Reserve Fund V, Limited
                                          Partnership, a Delaware limited
                                          partnership

                                          By:  First Reserve Corporation, as
                                               managing general partner

                                          /s/ David H. Kennedy
                                          Name: David H. Kennedy
                                          Title:  Managing Director and Director

                                          First Reserve Corporation, a Delaware
                                          corporation

                                          /s/ David H. Kennedy
                                          Name: David H. Kennedy
                                          Title:  Managing Director and Director

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